UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 6, 2014
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report) _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    On May 6, 2014, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), an indirect wholly-owned subsidiary of Nexstar Broadcasting Group, Inc., and Mission Broadcasting, Inc. (“Mission”) entered into amendments to each of their senior secured credit facilities. The main provisions of the amendments, effective as of April 30, 2014, are as follows:

•
Nexstar Broadcasting’s and Mission’s commitments under the Term Loan A Facilities were reduced to $112.2 million and $60.0 million, respectively, from $144.0 million and $90.0 million, respectively. Subject to reallocation of up to $18.0 million for the benefit of Rocky Creek Communications, Inc., Nexstar Broadcasting may reallocate its unused Term Loan A Facility to Mission and Mission may also reallocate its unused Term Loan A Facility to Nexstar Broadcasting.

•	Extended the availability period of the unused Term Loan A Facilities until October 31, 2014.

•	The quarterly principal payments under the Term Loan A Facilities will commence on December 31, 2014 until maturity on June 28, 2018.

•	Nexstar Broadcasting and Mission will pay a commitment fee on unused Term Loan A Facilities of 1.0% per annum.

•
The proceeds from borrowings under the Term Loan A Facilities may be used to fund the purchase price and related costs in connection with permitted acquisitions as defined in the amended credit agreements.

    On May 6, 2014, Nexstar prepaid $3.2 million of the outstanding principal balance under its Term Loan A pursuant to the terms of its amended credit agreement.

    The foregoing description is qualified in its entirety by reference to the text of the amendments, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2014, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., Bank of America, N.A. and the several Banks parties thereto.

10.2	Fourth Amendment to the Fourth Amended and Restated Credit Agreement, dated as of May 6, 2014, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several Banks parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: May 8, 2014	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment to the Fifth Amended and Restated Credit Agreement, dated as of May 6, 2014, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., Bank of America, N.A. and the several Banks parties thereto.

10.2	Fourth Amendment to the Fourth Amended and Restated Credit Agreement, dated as of May 6, 2014, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several Banks parties thereto.